UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C. 20549

                              Form 8-K

                          Current Report

                Pursuant to Section 13 or 15(d) of
                the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 31, 2006
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                          A.P. Pharma, Inc.
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       (Exact name of registrant as specified in its charter)

                             000-16109
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                       (Commission File Number)

      Delaware                                     94-2875566
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(State or other jurisdiction                 (I.R.S. Employer
 of incorporation)                            Identification No.)

                          123 Saginaw Drive
                        Redwood City, CA 94063
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        (Address of principal executive offices, with zip code)

                           (650) 366-2626
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         (Registrant's telephone number, including area code)

                                 N/A
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    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General
Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the
      Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the
      Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b)
      under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01 Entry into or Amendment of Material Definitive
Agreement

On May 31, 2006, upon the recommendation of the Compensation Committee of the Board of Directors of A.P. Pharma, Inc. (the "Company"), the Company's Board of Directors approved revised compensation arrangements for non-employee directors of the Company. Effective May 31, 2006, each non-employee director of the Company will receive an annual cash retainer of $15,000. In addition, each non-employee director will receive a cash payment of $2,000 for attending each meeting of the Board of directors in person and $1,000 for attending each meeting of the Board of Director via teleconference.

In addition, the Audit Committee chairperson will receive an annual cash retainer of $5,000, the chairpersons of the Finance Committee and the Compensation Committee each will receive an annual cash retainer of $2,000, and the Nominating Committee chairperson will receive an annual cash retainer of $1,000. Each member of the Audit Committee, Finance Committee, Nominating Committee and Compensation Committee will receive $1,000 for attending each meeting of the committee in person and $500 for attending each meeting of the Committee via teleconference; provided, however, that per meeting fees would not be paid for meetings held on the same day as another Committee or Board meeting for which a fee is paid.

The Board of Directors also approved an annual restricted stock grant for each non-employee director, which grant for the year 2006 shall consist of 5,000 shares of Common Stock of the Company at the exercise price of $0.01 per share to be fully vested on the one year anniversary of the grant date; provided such director continues to serve on the Board of Directors of the Company at that time. Each non-employee director of the Company will continue to receive an annual option grant to acquire 10,000 shares of Common Stock under the Company's 2002 Stock Option Plan. In addition, each non-employee director elected to the Company's Board will receive a one-time grant to acquire 25,000 shares when first elected as a director.



                              SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   A.P. PHARMA, INC.



Date:  June 5, 2006               By:  /s/ Gordon Sangster
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                                      Gordon Sangster
                                      Chief Financial Officer